Exhibit 99.2

Ibbotson Associates, Inc.
and Subsidiaries

Consolidated Financial Report
06.30.05

Independent Auditor’s Report

To the Board of Directors
Ibbotson Associates, Inc. and Subsidiaries
Chicago, Illinois

We have audited the accompanying consolidated balance sheet of Ibbotson Associates, Inc. and Subsidiaries as of June 30, 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ibbotson Associates, Inc. and Subsidiaries as of June 30, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
October 8, 2005

Ibbotson Associates, Inc. and Subsidiaries

Consolidated Balance Sheet
June 30, 2005

Assets
Current Assets
Cash and cash equivalents	$10,077,757
Accounts receivable, less allowance for doubtful accounts
2005 $125,000; 2004 $125,000	7,669,995
Deferred tax asset	35,766
Prepaid expenses and other current assets	1,089,392
Prepaid income taxes	87,149

Total current assets	18,960,059

Property and Equipment, net	947,964

Deferred Income Taxes	15,798

Deposits and Other Assets	144,167

$20,067,988

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,972,400
Accrued expenses and other current liabilities	4,257,082
Deferred revenue	9,963,248
Income taxes payable	71,729

Total current liabilities	16,264,459

Stockholders’ Equity
Common stock, no par value; authorized 199,000 shares; issued
and outstanding 100,000 shares	663,190
Additional paid-in capital	12,035,462
Accumulated other comprehensive loss	(64,408)
Accumulated deficit	(8,830,715)
3,803,529

$20,067,988

See Notes to Consolidated Financial Statements.

Ibbotson Associates, Inc. and Subsidiaries

Consolidated Statement of Operations
Year Ended June 30, 2005

Revenues	$37,217,806

Costs and expenses:
Direct production	7,740,627
Selling and marketing	3,100,401
Salary and benefits	22,331,062
Other employee-related costs	658,965
MIS and telecommunications	1,500,992
Office	2,248,777
Corporate	982,947
38,563,771

Operating loss	(1,345,965)

Other income	112,289

Loss before income taxes	(1,233,676)

Income tax expense	54,250

Net loss	$(1,287,926)

See Notes to Consolidated Financial Statements.

Ibbotson Associates, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity
Year Ended June 30, 2005

					Accumulated
			Additional		Other	Total
	Comprehensive	Common	Paid-in	Accumulated	Comprehensive	Stockholders’
	Loss	Stock	Capital	Deficit	Loss	Equity

Balance, June 30, 2004		$663,190	$8,562,262	$(6,998,823)	$(67,403)	$2,159,226

Stockholder distributions	$—	—	—	(543,966)	—	(543,966)
Stock options plan expense	—	—	4,173,536	—	—	4,173,536
Repurchase of stock options shares	—	—	(700,336)	—	—	(700,336)
Net loss	(1,287,926)	—	—	(1,287,926)	—	(1,287,926)

Other comprehensive loss, net of tax:
Currency translation adjustment	2,995	—	—	—	2,995	2,995
Total comprehensive loss	$(1,284,931)

Balance, June 30, 2005		$663,190	$12,035,462	$(8,830,715)	$(64,408)	$3,803,529

See Notes to Consolidated Financial Statements.

Ibbotson Associates, Inc. and Subsidiaries

Consolidated Statement of Cash Flows
Year Ended June 30, 2005

Cash Flows From Operating Activities
Net loss	$(1,287,926)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	703,482
Deferred income taxes	(8,117)
Stock option expense	4,173,536
Loss on disposal of property and equipment	29,791
Changes in assets and liabilities:
Accounts receivable	(492,368)
Prepaid expenses and other current assets	(246,700)
Accounts payable	161,061
Accrued expenses and other current liabilities	1,325,628
Deferred revenue	1,926,043
Income taxes payable	76,505
Net cash provided by operating activities	6,360,935

Cash Flows From Investing Activities
Capital expenditures	(616,156)
Proceeds from sale of marketable securities	2,719
Net cash used in investing activities	(613,437)

Cash Flows From Financing Activities
Distributions paid	(543,966)
Cash settlement of stock options	(700,336)
Net cash used in financing activities	(1,244,302)

Effect of exchange rate changes on cash	(8,769)

Net increase in cash and cash equivalents	4,494,427

Cash and cash equivalents:
Beginning	5,583,330

Ending	$10,077,757

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$15,125

See Notes to Consolidated Financial Statements.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.   Nature of Business and Significant Accounting Policies

Ibbotson Associates, Inc. and Subsidiaries (the Company) is an Illinois corporation that performs market research and distributes information through subscription-based software and hard-copy books and presentation materials to corporations, partnership and individuals in North America, Europe and Japan. Credit terms are generally 30 days.

Significant accounting policies are as follows:

Principles of consolidation:  The accompanying financial statements were prepared on a consolidated basis and include the accounts of Ibbotson Associates, Inc., its wholly owned subsidiary, Ibbotson Associates Advisors, LLC, and its 68-percent owned subsidiary, Ibbotson - Japan. All significant inter-company transactions and balances have been eliminated.

Foreign operations: The financial statements of Ibbotson-Japan are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders’ equity and a weighted average exchange rate for each period for revenues and expenses. Translation adjustments are recorded in accumulated other comprehensive income as the local currency of the subsidiary is the functional currency. Assets located outside the United States totaled approximately $610,000 at June 30, 2005.

Accounting estimates:  The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash concentrations:  The Company maintains substantially all of its cash in one bank deposit account which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Cash and cash equivalents:  The Company’s cash and cash equivalents include funds invested in overnight markets. The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivables:  Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Property and equipment:  Property and equipment are carried at cost less accumulated depreciation and amortization. Leasehold improvements are amortized over the term of the related lease or the service lives of the improvements, whichever is shorter. Depreciation and amortization are provided for on a straight-line basis over the following estimated useful lives:

Computer equipment and software	3 years
Office equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Lease term

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.        Nature of Business and Significant Accounting Policies (continued)

Software development costs:  The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.

Long-lived assets:  The Company periodically assesses the recoverability of its long-lived assets based upon its expectations of future profitability and undiscounted cash flow of the related operations. These factors, along with management’s plans with respect to the operations, are considered in assessing the recoverability of long-lived assets. If the Company determines, based on such measures, that the carrying amount is impaired, the long-lived assets will be written down to their recoverable value with a corresponding charge to earnings. Recoverable value is calculated as the amount of estimated future cash flows (discounted at a rate commensurate with the risk involved) for the remaining amortization period. During the period presented, no such impairment was incurred.

Revenue recognition:  The Company derives its revenue principally from consulting, advice, fund of funds and training services, sales of software and data, publication and presentation materials, and permissions licensing agreements. Consulting and training revenues are recognized upon completion of service delivery. Minimum annual fees for advice and fund of fund services are recognized as revenue on a straight-line basis while additional quarterly fees are calculated in arrears and recognized at the end of each quarter. License fees from software and data sales are recognized as revenue on a straight-line basis over the life of the license agreement as the Company services the customer and supplies data. Publications and presentation materials are purchased directly by customers and revenue is recognized upon shipment to the customer. Permissions licensing revenue is recognized at the beginning of the licensing period.

Deferred revenue:  Deferred revenue primarily represents the unamortized portion of license fees for software and data sales or prepayments by customers in advance of services performed. Other items included are computer based training, access to the Company’s valuation web site, subscriptions for presentation materials, and retainers for consulting work, all of which represent obligations for future services.

Delayed adoption of accounting standard:  The FASB has issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement No. 150 requires that certain freestanding financial instruments be reported as liabilities in the balance sheet. Depending on the type of financial instrument, it will be accounted for at either fair value or the present value of future cash flows determined at each balance sheet date with the change in that value reported as interest expense in the statement of income. Prior to the application of Statement No. 150, either those financial instruments were not required to be recognized, or if recognized, were reported in the balance sheet as equity and changes in the value of those instruments were normally not recognized in net income. The Company is required to apply Statement No. 150 for the year beginning on July 1, 2005.

As explained further in Note 2, any stock held by employees resulting from option exercise is redeemable upon termination of employment. At the date Statement No. 150 is applied, the common stock will remain in equity until the occurrence of such event that makes the shares mandatorily redeemable. At that time, stockholders’ equity will be reduced and liabilities will be increased accordingly.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.  Nature of Business and Significant Accounting Policies (continued)

Pending adoption of accounting standard:  In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment. SFAS 123(R) is a replacement of SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance.

SFAS 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The effect of the standard will be to require entities to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award.

The Company will be required to apply SFAS 123(R) as of the beginning of its first interim or annual reporting period that begins after December 15, 2005.

The Company has not yet determined the impact that the adoption of FAS 123(R) may have on its financial statements.

Employee stock option plan: The Company has a stock-based compensation plan, which is described more fully in Note 2. As permitted under generally accepted accounting principles, the Company accounts for the plan under the recognition and measurement principles of APB Opinion No, 25, Accounting for Stock Issued to Employees, and related interpretations. The following table illustrates the effect on net income had compensation cost for the stock-based compensation plan been determined based on the grant date fair values of awards (the method described in FASB Statement No. 123, Accounting for Stock-Based Compensation):

Net loss:
As reported	$(1,287,926)
Add total stock-based employee compensation expense included in reported net income	4,173,536
Deduct total stock-based employee compensation expense determined under fair value based method for all awards	(415,245)
Pro forma	$2,470,365

Minority interest:  Minority interest represents the limited partners’ 32 percent share of Ibbotson-Japan. No minority interest in income or equity capital is recognized in the accompanying consolidated financial statements since the cumulative losses applicable to the minority interest exceed the minority interest in the equity capital of Ibbotson-Japan.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.          Nature of Business and Significant Accounting Policies (continued)

Income taxes: Effective July 1, 2001, the Company switched to an accrual basis tax payer from the cash basis. This election resulted in the reversal of certain net deferred tax liabilities which are being recognized as taxes payable ratably over four years (IRC Section 481(a)).

Effective January 1, 2002, the Company elected to change its tax status from C corporation to S corporation for federal income tax purposes. Under S corporation status, the stockholder separately accounts for the Company’s items of income, deduction, losses and credits in lieu of corporation income taxes. The Company continues to be a C corporation for state income tax purposes in certain states.

For state income taxes, deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Note 2.        Stock Option Plan

The Company has a stock option plan which provides for the granting of up to 99,000 nonqualified stock options to employees, directors and consultants of the Company. Generally, options under the plan are granted at a defined formula price and expire 10 years from the date of grant. Options vest over a three-year period from the date of grant or immediately upon death or disability of the employee or in the event of a sale of the Company. The Company is obligated to repurchase, at the current formula price, any stock options held by employees upon their termination.

The options granted under the plan are accounted for under variable plan accounting in accordance with APB Opinion No. 25 and related interpretations. Accordingly, the Company has recorded the difference between the exercise price and the current formula price of the common stock as compensation expense. Compensation expense was $4,173,536 for the year ended June 30, 2005, and is included in salary and benefits expense in the accompanying consolidated statements of income.

In 2005, options were exercised for 4,250 shares of stock and were put back to the Company. The option share repurchases were effected by cashless exercise and the Company made a net payout of $700,336.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.          Stock Option Plan (continued)

A summary of the status of the stock option plan at June 30, 2005, and changes during the year ended on that date is as follows:

		Weighted-
		Average
		Exercise
Fixed Options	Shares	Price

Outstanding at beginning of year	88,150	$216.44
Granted	9,500	305.00
Exercised	(4,250)	168.34
Forfeited	(3,800)	257.12
Outstanding at end of year	89,600	226.38

Exercisable at end of year	66,969
Weighted-average fair value per option of options granted during the year	$46.68

The fair value of each grant is estimated at grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in 2005 and 2004, respectively: no volatility, risk-free interest rates of 3.35 percent and 3.19 percent, and expected lives of 5 years.

A further summary about fixed options outstanding at June 30, 2005, is as follows:

	Options Outstanding		Weighted-	Options Exercisable
		Weighted-	Average		Weighted-
		Average	Remaining		Average
	Number of	Exercise	Contractual	Number of	Exercise
Exercise Price	Options	Price	Life	Options	Price

$136 - $198	21,750	$171.54	4.0	21,750	$171.54
$199 - $242	29,950	$210.39	5.1	29,950	$210.39
$243 - $305	37,900	$270.49	8.1	15,269	$253.01
	89,600			66,969

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.          Property and Equipment

Property and equipment consisted of the following at June 30, 2005:

Computer equipment and software	$3,306,865
Office equipment	239,410
Furniture and fixtures	1,271,966
Leasehold improvements	607,416
5,425,657
Less accumulated depreciation and amortization	4,477,693
$947,964

Note 4.          Lease Obligations

The Company leases office facilities under various noncancelable operating lease agreements. The agreements expire at various dates through 2013 and require minimum annual rental payments summarized as follows:

Years ending June 30:
2006	$1,259,047
2007	1,306,937
2008	1,356,645
2009	1,408,386
2010	1,462,224
Thereafter	3,226,846
$10,020,085

Rent expense under operating leases was approximately $1,447,000 for the year ended June 30, 2005.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 5.          Income Taxes

Income tax expense (credits) consisted of the following for the year ended June 30, 2005:

Current	$62,367
Deferred	(8,117)

$54,250

The primary components of the net deferred tax assets are state net operating loss carryforwards, IRC Section 481(a) liability, and stock option accruals.

As of June 30, 2005, the Company has approximately $1,279,000 of federal net operating loss carryforwards and $15,000 of charitable contribution carryovers for federal tax purposes. As the Company is now an S corporation for federal income tax purposes, the net carryforward of approximately $339,000 at June 30, 2005, has been deemed not realizable by the Company and, as such, a 100 percent valuation reserve has been recorded against the related deferred tax asset.

Note 6.          Line of Credit

The Company has a $2,000,000 line of credit which bears interest at the prime rate (6.25% at June 30, 2005) and is secured by substantially all of the assets of the Company. The line of credit agreement contains a minimum debt service coverage ratio. During the year ended June 30, 2005, the Company made no periodic borrowings under the line of credit.

Note 7.          Employee Benefit Plans

Retirement plan: The Company sponsors a defined contribution 401(k) plan with the same year-end as the Company for employees with six consecutive months of service who are at least 21 years of age. The plan allows eligible employees to defer their compensation up to the maximum amount allowed by law. The Company matches 50 percent of any pre-tax contributions of participants’ eligible compensation with 20 percent vesting per year. Matching contributions and plan fees were approximately $544,000 for the year ended June 30, 2005.

Health benefit plan: the Company acts as self-insurer for health care benefits provided to employees. The benefits are provided through an employee health benefit plan. All full-time employees are covered on the first of the month following their hire date. The Company maintains stop-loss insurance which limits its exposure to the first $50,000 of benefits provided to covered employees and an approximate aggregate exposure to $820,000.

Note 8.          Contingency

The Company has entered into a bonus agreement with a key executive. Under the terms of the agreement, the executive is entitled to a cash bonus upon a sale of the Company under certain circumstances.